PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is made on this ___ day of _____________, 200_ between Dais Analytic Corporation ("Debtor"), and _________ _______________________________________("Secured Party").

1. SECURITY INTEREST. Debtor hereby grants to Secured Parties a security interest in all rights, title, and interest in all patents, patent applications and like protections now owned by Debtor and listed on Schedule I attached hereto, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and the proceeds there from (“Collateral”).  The security interest granted hereunder shall secure the payment and performance of Debtor's obligations under the secured convertible promissory notes (the “Notes”) issued to the Secured Parties pursuant to that certain Subscription Agreement dated on or about the date hereof (the “Convertible Note Issuance”), including but not limited to the Note issued to the Secured Party in the principal amount of ________________________ ($               ), and the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all other liabilities and obligations of Debtor to the Secured Parties due or to become due or hereafter arising under this Agreement or in connection with the Convertible Note Issuance.

2. COVENANTS. Debtor hereby warrants and covenants that during the course of this Agreement : (a)  The Debtor's place of business is 11552 Prosperous Drive, Odessa, Florida, 33556 and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business; (b) Debtor will not sell, dispose, or otherwise transfer the Collateral or any interest therein, other than pursuant to the terms of the Notes or as part of a transaction conducted in the ordinary course of business or by license grants made by Debtor in the ordinary course of business, without the prior written consent of Secured Parties; (c) Debtor shall file this Agreement with the U.S. Patent and Trademark Office no later than ninety (90) days after completion of the Convertible Note Issuance; (d) Debtor shall, from time to time, execute and file such other instruments, and take such further actions as the Secured Parties may reasonably request to perfect or continue the perfection of Secured Parties’ interest in the Collateral; and (e) to Debtor’s knowledge, this Agreement creates in favor of Secured Parties a valid first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Notes.

3. DEFAULT. The following are each an event of default under this Agreement (each, an “Event of Default”) : (a) any material misrepresentation relating to this Agreement or the Notes on the part of the Debtor, (b) any material noncompliance with or nonperformance of the Debtor's obligations under the Notes or this Agreement, (c) if Debtor makes (i) an assignment for the benefit of creditors, or is subject to (ii) an attachment or receivership of assets that is not dissolved, or (iii) is subject to the institution of Bankruptcy proceedings, whether voluntary or involuntary, and (d) any Event of Default as defined in the Notes.  Should an Event of Default occur, Secured Parties shall provide Debtor with written notice detailing the Event of Default. Debtor shall have sixty (60) days from receipt of said notice to cure such default.  Should Debtor fail to cure within the prescribed time period, Secured Parties may at any time thereafter declare the Notes in default and all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the Uniform Commercial Code.  Secured Parties may require the Debtor to make the collateral provided hereunder available to the Secured Parties at a place which is mutually convenient. No waiver by Secured Parties of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit of and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shall have the effect of an instrument under seal.

Security Agreement- Dais Analytic Corporation - Page 1 of 4

4. For the purpose of this Agreement, “Secured Parties” shall mean collectively the Secured Party and any other holder of Notes pursuant to the Convertible Note Issuance (as defined in the in the Secured Convertible Promissory Note executed coincident with this Security Agreement) who has executed a security agreement containing substantially the same terms and conditions as found herein.

Dais Analytic Corporation

By _____________________________________________
      Timothy N. Tangredi, President & CEO

Date: ___________________________________________

Secured Party: __________________________________

By _____________________________________________

Date: ___________________________________________

Security Agreement- Dais Analytic Corporation - Page 2 of 4

Acknowledgement of Debtor

State of Florida__________)
                                                   )     ss.
County of Pasco_________)

On this _____ day of __________, 2008 before me personally appeared Timothy N. Tangredi, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Dais Analytic Corporation, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

                                                                    _________________________
                                                                         Notary Public

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Schedule i

to

Patent Security Agreement

Patent Registrations

A.		REGISTERED PATENTS	DATE

	1.	US5468574	11/21/95
2.	US 5679482	10/21/97
3.	US 6110616	11/29/00
4.	US 6383391	05/0702
5.	US 6413298	07/29/00
6.	US 6841601	01/11/05
	7.	US 7179860	02/20/07

A.		PATENT APPLICATIONS	DATE

	1.	US11/879,482	07/16/07
	2.	PCT/US2007/079428	09/25/07
	3.	US60/917,037	05/09/07
	4.	JP2002-501952	01/29/03
	5.	JP2002-525397	01/29/03

B.		PATENT LICENSES

NONE

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